                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Agreement No. 4 to Registration Statement No. 333-43732 of Industrialex Manufacturing Corp. of our report dated April 7, 2000 (August 10, 2000 as to Note 8) on the financial statement of Decorative & Coating Services, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Denver, Colorado

February 1, 2001